Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON
TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com

September 20, 2018

Westlake Chemical Corporation

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

Ladies and Gentlemen:

As set forth in the Post-Effective Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-213548) (the “Registration Statement”) to be filed on the date hereof by Westlake Chemical Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company, and up to 4,500,000 currently outstanding shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) that may be sold by the selling stockholder identified in the Amendment (the “Selling Stockholder”) from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for the Company by us. Such securities include (i) unsecured debt securities of the Company (the “Debt Securities”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) shares of Common Stock and (iv) warrants to purchase any combination of Debt Securities, Common Stock, Preferred Stock and other securities (the “Warrants”). The Debt Securities, the Preferred Stock, the Common Stock and the Warrants are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Amendment.

Each series of Debt Securities will be issued pursuant to an indenture dated as of January 1, 2006, as amended or supplemented from time to time, among the Company, as issuer, the potential subsidiary guarantors named therein, and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Indenture”). The Indenture will be supplemented, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to date (together, the “Charter Documents”), (ii) the Indenture, and (iii) the corporate records of the Company, certificates of public officials and of representatives of the Company, including minute books of the Company as furnished to us by the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon, without independent investigation,

Westlake Chemical Corporation	2	September 20, 2018

certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we have assumed that:

(i) the Registration Statement, the Amendment and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amendment and the applicable prospectus supplement;

(iv) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Selling Stockholder, if applicable, and the other parties thereto (the “Purchase Agreement”);

(vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii) all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board, if any;

(viii) in the case of shares of Common Stock or Preferred Stock to be issued by the Company, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share

Westlake Chemical Corporation	3	September 20, 2018

register of the Company, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company, or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares;

(ix) in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and to approve the issuance thereof and the terms of the offering and related matters, and will have caused a certificate of designations respecting such series to be prepared, adopted and filed with the Secretary of State of the State of Delaware;

(x) in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such Warrants and warrant agreement will be governed by the laws of the State of New York; such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein; and

(xi) in the case of Debt Securities of any series issuable under the Indenture:

(a) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the Indenture, including, if applicable, a supplemental indenture to the Indenture will have been duly executed and delivered by the Company, and the trustee thereunder, and such series of Debt Securities will not include any provision that is unenforceable;

(b) the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

(c) such Debt Securities (i) will have been duly executed, authenticated, issued and delivered in accordance with the terms and provisions of the Indenture, and (ii) will comply with the terms and provisions of the Indenture.

Westlake Chemical Corporation	4	September 20, 2018

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The shares of Common Stock and Preferred Stock that may be issued by the Company included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and validly issued and will be fully paid and nonassessable. With respect to the shares of Common Stock that may be sold by the Selling Stockholder, such shares of Common Stock are validly issued, fully paid and nonassessable.

2. The Debt Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law and any implied covenants of good faith or fair dealing).

3. The Warrants included in the Securities will, when issued, have been duly authorized by all necessary corporate actions on the part of the Company and validly issued and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law and any implied covenants of good faith or fair dealing).

The opinions set forth above are limited in all respects to matters of applicable state and federal law. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Amendment and any related 462(b) Registration Statement. We also consent to the reference to our Firm under the heading “Legal Opinions” in the prospectus forming a part of the Amendment. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.